Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Brookline Capital Acquisition Corp.	2022 ANNUAL MEETING OF STOCKHOLDERS July 27, 2022 This Proxy is Solicited On Behalf Of The Board Of Directors

Vote Your Proxy by mail: Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
	Please mark your votes like this	x

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲ THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2A, 2B, 3, 4, 5, 6, AND 7.

	FOR	AGAINST	ABSTAIN
Proposal 1—The Business Combination Proposal	☐	☐	☐
To approve and adopt the Business Combination Agreement, dated as of March 17, 2022 (as it may be amended and/or restated from time to time, the “Business Combination Agreement”) by and among the Company, its wholly owned subsidiary, Project Barolo Merger Sub (“Merger Sub”), and Apexigen, Inc. (“Apexigen”), and approve the transactions contemplated thereby (the “Business Combination”), including the merger of Merger Sub with and into Apexigen, with Apexigen surviving the merger as a wholly-owned subsidiary of the Company, and the issuance of Common Stock to Apexigen equity holders as merger consideration.

	FOR	AGAINST	ABSTAIN
Proposal 2A—Approval of Authorization of Change to Authorized Capital Stock, as set forth in the Proposed Organization Documents	☐	☐	☐
To consider and vote upon a proposal to amend the Company’s current amended and restated certificate of incorporation to increase the number of shares of authorized capital stock.

	FOR	AGAINST	ABSTAIN
Proposal 2B—Approval of Other Changes in Connection with Adoption of the Proposed Organizational Documents	☐	☐	☐
To consider and vote upon a proposal to amend the Company’s current amended and restated certificate of incorporation to provide for certain additional changes, including but not limited to changing the Company’s name from “Brookline Capital Acquisition Corp.” to “Apexigen, Inc.” and eliminating certain provisions specific to our status as a blank check company.

	FOR	AGAINST	ABSTAIN
Proposal 3—The Director Election Proposal	☐	☐	☐
To consider and vote upon a proposal to elect eight directors to the Combined Company Board, effective upon the Closing, with each Class I director having a term that expires at the Combined Company’s first annual meeting of the stockholders following the effectiveness of the Proposed Charter, each Class II director having a term that expires at the Combined Company’s second annual meeting of the stockholders following the effectiveness of the Proposed Charter and each Class III director having a term that expires as the Combined Company’s third annual meeting of the stockholders following the effectiveness of the Proposed Charter.

	FOR	AGAINST	ABSTAIN
Proposal 4— The NASDAQ Proposal	☐	☐	☐
To approve, for purposes of complying with applicable listing rules of the Nasdaq (the “Nasdaq”), the issuance of 20,500,000 shares of BCAC Common Stock in connection with the Business Combination, plus all shares that are issuable in accordance with the transactions contemplated by the Subscription Agreements and the Lincoln Park Purchase Agreement, including up to 1,502,000 shares of BCAC Common Stock and 751,000 PIPE warrants to the PIPE Investors and an aggregate of up to $50,000,000 BCAC Common Stock and Combined Company common stock from time to time to Lincoln Park over a 24-month period following the Closing and 150,000 shares of BCAC Common Stock on the date of the Closing and $1,500,000 share of Combined Company capital stock on the date that is 90 calendar days after the date of the Closing.

	FOR	AGAINST	ABSTAIN
Proposal 5—The Equity Incentive Plan Proposal	☐	☐	☐
To approve the Apexigen, Inc. 2022 Equity Incentive Plan (the “2022 Plan”), including the authorization of the initial share reserve under the 2022 Plan.

	FOR	AGAINST	ABSTAIN
Proposal 6—The ESPP Proposal	☐	☐	☐
To approve the Apexigen, Inc. 2022 Employee Stock Purchase Plan (the “ESPP”), which allows employees to purchase shares of Combined Company common stock at a discount through accumulated contributions of their earned compensation.

	FOR	AGAINST	ABSTAIN
Proposal 7—The Adjournment Proposal	☐	☐	☐
To approve, if necessary, the adjournment of the Special Meeting to a later date or dates to permit further solicitation and votes of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the NASDAQ Proposal, the Equity Incentive Plan Proposal or the ESPP Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the NASDAQ Proposal, the Equity Incentive Plan Proposal or the ESPP Proposal.

CONTROL NUMBER

Signature Signature, if held jointly Date , 2022.
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.

Brookline Capital Acquisition Corp.

Important Notice Regarding the Availability of Proxy Materials

for the 2022 Annual Meeting to be held on July 27, 2022:

This notice of meeting, and the accompanying proxy statement are available at https://www.cstproxy.com/bcac/2022

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Brookline Capital Acquisition Corp.

280 Park Avenue, Suite 43W

New York, NY 10017

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

July 27, 2022

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of 2022 Annual Meeting of Stockholders (the “Annual Meeting”) and accompanying Proxy Statement, dated July 27, 2022, in connection with the Special Meeting to be held on July 27, 2022 at 11:00 a.m. Eastern Time, via webcast at https://www.cstproxy.com/bcac/2022 and hereby appoints Samuel P. Wertheimer, Ph.D. (with full power to act alone), the attorney-in-fact and proxy of the undersigned, with full power of substitution, to vote all shares of the Common Stock, of Brookline Capital Acquisition Corp. (the “Company”), registered in the name provided, which the undersigned is entitled to vote at the Annual Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposal set forth in this Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS NOS. 1, 2A, 2B, 3, 4, 5, 6, AND 7.

(Continued and to be marked, dated and signed, on the other side)